As filed with the U.S. Securities and Exchange Commission on June 25, 2025.

Registration No. 333-286985

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

––––––––––––––––––––––––––––––––––––––

AMENDMENT NO. 4
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

––––––––––––––––––––––––––––––––––––––

NMP ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

––––––––––––––––––––––––––––––––––––––

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

555 Bryant Street, No. 590
Palo Alto, CA 94301
United States
Telephone: (408) 357-3214
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

––––––––––––––––––––––––––––––––––––––

Melanie Figueroa
Chief Executive Officer
555 Bryant Street, No. 590
Palo Alto, CA 94301
United States
Telephone: (408) 357-3214
(Name, address, including zip code, and telephone number, including area code, of agent for service)

––––––––––––––––––––––––––––––––––––––

Copies to:

Nimish Patel, Esq. Blake Baron, Esq. Gabriel Miranda, Esq. Mitchell Silberberg & Knupp LLP 437 Madison Ave., 25th Floor New York, NY 10022 (212) 509-3900	Bradley Kruger Ogier (Cayman) LLP 89 Nexus Way, Camana Bay, Grand Cayman Cayman Islands KY1-9009 (345) 949-9876	Barry I. Grossman, Esq. Anthony Ain, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-7889

––––––––––––––––––––––––––––––––––––––

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

NMP Acquisition Corp. (the “Company”) is filing this Amendment No. 4 (the “Amendment”) to its Registration Statement on Form S-1 (File No. 333-286985) (as amended, the “Registration Statement”) as an exhibits-only filing to include Exhibits 1.1, 3.2, 4.4, 10.1, 10.2, 10.4, 10.6, 10.7 and 10.8. Accordingly, the Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)     The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1**	Memorandum and Articles of Association
3.2*	Form of Amended and Restated Memorandum and Articles of Association
4.1**	Specimen Unit Certificate
4.2**	Specimen Class A Ordinary Share Certificate
4.3**	Specimen Right Certificate
4.4*	Form of Right Agreement between Continental Stock Transfer & Trust Company, LLC and the Registrant
5.1**	Opinion of Ogier (Cayman) LLP, Cayman Islands legal counsel to the Registrant
5.2**	Opinion of Mitchell Silberberg & Knupp LLP
10.1*	Form of Letter Agreement from each of the Registrant’s officers and directors and Next Move Capital LLC
10.2*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company, LLC and the Registrant
10.3**	Promissory Note, dated as of December 31, 2024 by the Registrant to Next Move Capital LLC
10.4*	Form of Registration Rights Agreement
10.5**	Founder Share Subscription Agreement dated January 13, 2025 between the Registrant and Next Move Capital LLC
10.6*	Form of Sponsor Units Purchase Agreement between the Registrant and Next Move Capital LLC
10.7*	Form of Subscription Agreement between the Registrant and each of the at-risk capital investors
10.8*	Form of Administrative Services Agreement between the Registrant and Next Move Capital LLC
10.9**	Form of Indemnity Agreement
10.10**	First Amendment to Promissory Note, dated as of June 23, 2025 by the Registrant to Next Move Capital LLC
14**	Code of Ethics
23.1**	Consent of CBIZ CPAs P.C.
23.2**	Consent of Ogier (Cayman) LLP, Cayman Islands legal counsel to the Registrant (included in Exhibit 5.1)
23.3**	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.2)
24**	Power of Attorney (included in signature page)
99.1**	Audit Committee Charter
99.2**	Compensation Committee Charter
99.3**	Nominating Committee Charter
99.4**	Consent of Shanti Priya
99.5**	Consent of Adam Benson
99.6**	Consent of Dr. Vanila M. Singh
107**	Filing Fee Table

____________

*        Filed herewith.

**      Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, California, on the 25th day of June, 2025.

NMP Acquisition Corp.
By:	/s/ Melanie Figueroa
Name:	Melanie Figueroa
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Melanie Figueroa	Chief Executive Officer and Director	June 25, 2025
Melanie Figueroa	(Principal executive officer)
/s/ Nadir Ali	Chief Financial Officer and Director	June 25, 2025
Nadir Ali	(Principal financial and accounting officer)

II-2

Authorized Representative in The United States

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of NMP Acquisition Corp. in the city of Palo Alto, State of California, on the 25th day of June, 2025.

NMP Acquisition Corp.
By:	/s/ Melanie Figueroa
Name:	Melanie Figueroa
Title:	Chief Executive Officer

II-3